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                                                                EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-13161 of Doubletree Corporation on Form S-3 of our reports dated February 24, 1996, on Red Lion Hotels, Inc. as of and for the ten months ended December 31, 1995, and of Red Lion, a California Limited Partnership, for the seven months ended July 31, 1995, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                            DELOITTE & TOUCHE LLP
Portland, Oregon
October 14, 1996